EXHIBIT 99.3

SEMCRUDE PIPELINE, L.L.C.

Balance Sheets

(In thousands)

	(unaudited)
	September 30, 2012	December 31, 2011
ASSETS
Investment in affiliate	$139,252	$143,259
Other receivables	714	—

Total assets	$139,966	$143,259

LIABILITIES AND MEMBER’S EQUITY
Member’s equity:
Member capital	$104,510	$136,355
Retained earnings	35,456	6,904

Total member’s equity	139,966	143,259

Total liabilities and member’s equity	$139,966	$143,259

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Operations

(In thousands, unaudited)

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Revenues	$—	$—
Expenses and other:
General and administrative	2	1
Gain on disposal	(3,500)	—

Total expenses and other, net	(3,498)	1

Earnings from equity method investments	25,053	10,166

Operating income	28,551	10,165
Other (income) expenses:
Interest expense	—	—
Total other (income) expenses, net	—	—

Net income	$28,551	$10,165

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Changes in Member’s Equity

(In thousands, unaudited)

Member’s Equity
Balance at December 31, 2011	$143,259
Net income	28,551
Net distributions to SemGroup	(31,844)

Balance at September 30, 2012	$139,966

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Cash Flows

(In thousands, unaudited)

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Cash flows from operating activities:
Net income	$28,551	$10,165
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal	(3,500)	—

Net cash provided by operating activities	25,051	10,165

Cash flows from investing activities:
Distributions in excess of equity earnings	5,508	9,746
Investment in affiliate	(1,500)	(2,864)
Proceeds from sale of affiliate	2,785	—

Net cash provided by investing activities	6,793	6,882

Cash flows from financing activities:
Distributions to SemGroup	(31,844)	(17,047)

Net cash used in financing activities	(31,844)	(17,047)

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Notes to Financial Statements (unaudited)

1. OVERVIEW

SemCrude Pipeline, L.L.C. (“SCPL”) is a Delaware limited liability company, which is a subsidiary of SemGroup Corporation (“SemGroup”). SCPL owns a 51% interest in White Cliffs Pipeline, L.L.C. (“White Cliffs”). SemGroup serves as manager of White Cliffs. White Cliffs owns a 527-mile crude oil pipeline with origination points in Platteville, Colorado and Healy, Kansas and a termination point in Cushing, Oklahoma.

SCPL generates substantially all of its earnings through its investment in White Cliffs. The other members of White Cliffs have substantive rights to participate in the management of White Cliffs. Because of this, SCPL accounts for White Cliffs under the equity method. The terms “we,” “our,” “us,” “the Company” and similar language used in these notes to the financial statements refer to SemCrude Pipeline, L.L.C.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements. Although management believes these estimates are reasonable, actual results could differ materially from these estimates.

These financial statements are unaudited. The balance sheet at December 31, 2011, is derived from audited financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERCOMPANY ACCOUNTS – SCPL participates in SemGroup’s cash management program. Under this program, cash distributed to SCPL by White Cliffs is transferred to SemGroup on a regular basis; when SCPL uses cash for contributions to White Cliffs or for other purposes, SemGroup transfers cash to SCPL to cover the payments. In addition, SemGroup incurs certain expenses on behalf of White Cliffs, which are allocated to SCPL. SCPL passes these costs to White Cliffs. However, as the other members of White Cliffs are not responsible for the payment of these costs, SCPL treats these costs as an equity contribution to White Cliffs.

SCPL records transactions with SemGroup and its other controlled subsidiaries to intercompany accounts. When SCPL’s intercompany accounts are in a net receivable position, the balance is reported as a reduction to equity on the balance sheet. When SCPL’s intercompany accounts are in a net payable position, the balance is reported as a current liability on the balance sheet. In the statements of cash flows, SCPL reports the net change in the intercompany accounts as a financing cash flow within “distributions to SemGroup”. SCPL reports the net change in equity associated with these transactions as “net contributions from SemGroup” or “net distributions to SemGroup” in the statements of changes in member’s equity.

SCPL’s intercompany accounts were in a net receivable position of $105.4 million and $73.6 million at September 30, 2012 and December 31, 2011, respectively. SCPL has reported this balance as a reduction to equity on the balance sheet, as SCPL does not expect to collect these intercompany receivables.

EQUITY METHOD INVESTMENTS – We account for an investment under the equity method when we have significant influence over, but not control of, the significant operating decisions of the investee. Under the equity method, we record in the statement of operations our share of the earnings or losses of the investee, with a corresponding adjustment to the investment balance on our balance sheet. When we receive a distribution from an equity method investee, we record a corresponding reduction to the investment balance.

INCOME TAXES - SCPL is a pass-through entity for federal and state income tax purposes. Our earnings are allocated to our members, who are responsible for any related income taxes. Because of this, no provision for income taxes is reported in the accompanying financial statements.

SUBSEQUENT EVENTS—SCPL has evaluated subsequent events for accrual or disclosure in these financial statements through February 5, 2013, which is the date these financial statements were issued.

On January 11, 2013, Rose Rock Midstream, L.P. (“RRMS”) acquired 33.33% of the outstanding membership interests in SemCrude Pipeline, L.L.C. from SemGroup in exchange for cash and equity interests in RRMS.

SEMCRUDE PIPELINE, L.L.C.

Notes to Financial Statements (unaudited)

3. INVESTMENTS IN NON-CONSOLIDATED SUBSIDIARIES

White Cliffs

We account for our 51% membership of White Cliffs under the equity method, as the other members have substantive rights to participate in its management. Under the equity method, we do not report the individual assets and liabilities of White Cliffs on our balance sheets. Instead, our membership interest is reflected in one line as a noncurrent asset on our balance sheets. Certain summarized statement of operations information of White Cliffs for the nine months ended September 30, 2012 and September 30, 2011 is shown below (in thousands, unaudited):

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Revenue	$76,910	$47,878
Operating, general and administrative expenses	$11,382	$10,029
Depreciation and amortization expense	$14,964	$15,622
Net income	$50,564	$22,227
Distributions paid to SCPL	$30,561	$19,912

The equity in earnings of White Cliffs for the nine months ended September 30, 2012 and September 30, 2011 reported in our statements of operations is less than 51% of the net income of White Cliffs for the same period. This is due to certain general and administrative expenses incurred by SemGroup in managing the operations of White Cliffs, which are allocated to SCPL, that the other members are not obligated to share. Such expenses are recorded by White Cliffs, and are allocated to our membership interest. White Cliffs recorded $1.5 million and $2.4 million of such general and administrative expense for the nine months ended September 30, 2012 and September 30, 2011, respectively. The decrease in allocated costs from prior year is primarily due to revisions to SemGroup’s cost allocations based on a transfer pricing study completed in the third quarter for which year to date adjustments were booked in September 2012.

In August 2012, the members of White Cliffs approved an expansion project to construct a 12” pipeline from Platteville, Colorado to Cushing, Oklahoma. The project is expected to cost approximately $300 million which will be funded by capital calls to members. SCPL’s funding requirement will be 51% of the total cost. SCPL is expected to contribute approximately $2 million for project funding in the fourth quarter of 2012 and $119 million and $30 million in 2013 and 2014, respectively.

In September 2012, we received $3.5 million from the other members of White Cliffs related to the September 2010 exercise of their rights to purchase additional membership interests in White Cliffs. This gain is reported in gain on disposal in the statements of operations.